Exhibit 5.1

July 2, 2009 Tanger Factory Outlet Centers, Inc. Tanger Properties Limited Partnership 3200 Northline Avenue, Suite 360 Greensboro, North Carolina, 27408

Re:	Tanger Factory Outlet Centers, Inc.
Tanger Properties Limited Partnership
Registration Statement on Form S-3
Registration No. 333- /333- -01)

Ladies and Gentlemen:

We have acted as special counsel to Tanger Factory Outlet Centers, Inc., a North Carolina corporation (the “Company”), and Tanger Properties Limited Partnership, a North Carolina limited partnership (the “Operating Partnership”), in connection with the registration statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) on July 2, 2009 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as to be set forth in one or more supplements to the Prospectus (each a “Prospectus Supplement”), (a) by the Operating Partnership of one or more series of debt securities (the “Debt Securities”), each such series of Debt Securities which may be unconditionally guaranteed by the Company (the “Guarantees”), and (b) by the Company of (i) its common shares, par value $0.01 per share (the “Common Shares”), (ii) one or more series of its preferred shares, par value $0.01 per share (the “Preferred Shares”), (iii) depositary shares representing Preferred Shares, and (iv) warrants representing a right to acquire Common Shares.

The Debt Securities will be issued pursuant to (a) an indenture, dated as of March 1, 1996, by among the Operating Partnership, the Company and State Street Bank and Trust Company, as predecessor to U.S. Bank National Association, as trustee (the “Trustee”), previously filed with the Commission as Exhibit 4(a) to the registration statement on Form S-3 of the Company, dated April 12, 1996 (Registration No. 333-03526/333-03526-01), as amended

Tanger Factory Outlet Centers, Inc.

Tanger Properties Limited Partnership

July 2, 2009

by the Fourth Supplemental Indenture, dated November 5, 2005, previously filed with the Commission as Exhibit 4.2D to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and the Sixth Supplemental Indenture, filed as Exhibit 4.13 to the Registration Statement (as supplemented, the “Senior Indenture”), or (b) a subordinated indenture, to be entered into by and among the Operating Partnership, the Company and the Trustee, a form of which has been previously filed with the Commission as Exhibit 4(b) to Amendment No. 1 to the registration statement on Form S-3 of the Company and the Operating Partnership, dated January 23, 1996 (Registration No. 33-99736/33-99736-01) (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Debt Securities and the Guarantees.

As such counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company and the Operating Partnership in connection with the authorization and issuance of the Debt Securities and the Guarantees. For purposes of this letter, we have assumed that such proceedings to be taken in the future will be completed timely in the manner currently proposed and that the terms of each issuance will be in compliance with law. As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and the Operating Partnership and others as to factual matters without having independently verified such factual matters. We are opining herein as to the internal laws of the State of New York and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state. Various matters concerning the laws of the State of North Carolina are addressed in the opinion of Vernon, Vernon, Wooten, Brown, Andrews & Garrett, P.A., which has been separately provided to you. We express no opinion with respect to those matters, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof,

1. The Senior Indenture is a legally valid and binding agreement of the Company and the Operating Partnership, enforceable against the Company and the Operating Partnership in accordance with its terms.

2. When duly authorized by all necessary corporate action of the parties thereto and upon due execution and delivery by the parties thereto, the Subordinated Indenture will be a legally valid and binding agreement of the Company and the Operating Partnership, enforceable against the Company and the Operating Partnership in accordance with its terms.

Tanger Factory Outlet Centers, Inc.

Tanger Properties Limited Partnership

July 2, 2009

3. When the specific terms of a particular series of Debt Securities have been duly established in accordance with the Indentures and authorized by all necessary corporation action of the Operating Partnership and the Company, as applicable, and such Debt Securities have been duly executed, issued, and authenticated in accordance with the terms of the Indentures and delivered by or on behalf of the Operating Partnership against payment therefor in accordance with the Indentures and Supplemental Indentures and in the circumstances contemplated by the form of underwriting agreement filed as an exhibit to the Registration Statement and by such corporate action, the Debt Securities and Guarantees, if applicable will be legally valid and binding obligations of the Operating Partnership and the Company, respectively, enforceable against the Operating Partnership and the Company in accordance with their respective terms.

4. When a deposit agreement has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, and when the specific terms of a particular issuance of Depositary Shares have been duly established in accordance with such deposit agreement and authorized by all necessary corporate action of the Company, and the Depositary Shares have been duly executed, authenticated, issued and delivered against payment therefor in accordance with such deposit agreement and in the manner contemplated by the Registration Statement and/or the applicable Prospectus and by such corporate action (assuming the underlying Preferred Stock has been validly issued and deposited with the depositary), such Depositary Shares will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. When a warrant agreement has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with such warrant agreement and authorized by all necessary corporate action of the Company, and the Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with such warrant agreement and in the manner contemplated by the Registration Statement and/or the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action), the Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions are subject to (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) the waiver of rights or defenses contained in Section 514 of the Senior Indenture and

Tanger Factory Outlet Centers, Inc.

Tanger Properties Limited Partnership

July 2, 2009

Section 514 of the Subordinated Indenture; (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy; (e) any provision permitting, upon acceleration of the Debt Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; (f) the creation, validity, attachment, perfection or priority of any lien or security interest (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) covenants not to compete, (j) provisions for exclusivity, election or cumulation of rights or remedies, (k) provisions authorizing or validating conclusive or discretionary determinations, (l) grants of setoff rights, (m) proxies, powers, and trusts, (n) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, and (o) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed (i) that each of the Depositary Shares, Debt Securities, Guarantees, and Warrants, and the respective deposit agreements, indentures, and warrant agreements governing such securities (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (ii) that each of the Documents has been or will be duly authorized, executed and delivered by the parties thereto, (iii) that each of the Documents will constitute legally valid and binding obligations of the parties thereto other than the Company and the Operating Partnership, enforceable against each of them in accordance with their respective terms, and (iv) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violations of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement dated July 2 2009 and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP